EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made effectively as of this 5th day of December, 2006, by and between AEROFLEX INCORPORATED, a Delaware corporation (hereinafter called the "Company"), and JOHN E. BUYKO residing at 28 Beaumont Drive, Dix Hills, New York 11747 (hereinafter called the "Employee").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company desires to enter into an Employment Agreement with Employee; and

     WHEREAS, Employee desires to enter into an Employment Agreement with the Company;

     NOW, THEREFORE, it is agreed as follows:

     1. PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes any employment
        ---------------------------
agreements, oral or written, entered into between Employee and the Company or any of its subsidiaries prior to the date of this Agreement.

     2. RETENTION OF SERVICES. The Company hereby retains the services of
        ---------------------
Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth.

     3. TERM. Subject to earlier termination on the terms and conditions herein
        ----
provided, the term of this Agreement shall be for a period commencing on December 5, 2006, or such other date as may be mutually agreed to by the parties, and ending on December 31, 2009.

     4. DUTIES AND EXTENT OF SERVICES DURING PERIOD OF EMPLOYMENT. During the
        ---------------------------------------------------------
period of employment, Employee shall be employed as an Executive Vice President of the Company and as the President of the Aeroflex Microelectronics Solutions business unit of the Company. In his capacity as Executive Vice President, Employee agrees that he shall serve the Company under the direction of the Chairman of the Board and the President of the Company to the best of his ability, shall perform all duties incident to his office on behalf of the Company, and shall perform such other duties as may from time to time be assigned to him by the Chairman of the Board and the President of the Company and as otherwise prescribed by the Board of Directors of the Company (sometimes referred to herein as "the Board"), including, but not limited to, serving as the President of the Aeroflex Microelectronics Solutions business unit of the Company under the direction of the Chairman of the Board and the President of the Company. It is understood and agreed that the duties of the Employee during the period of employment shall not be inconsistent with his respective positions as an Executive Vice President and the President of the Aeroflex Microelectronics Solutions business unit and as otherwise set forth above.

         5. REMUNERATION. During the period of employment, Employee shall be
            ------------
entitled to receive the following compensation for his services:

         (a)(i) The Company shall pay to Employee a salary at the rate of $350,000 per annum ("Base Salary"), payable in accordance with the customary payroll practices of the Company;

         (ii) During the term of employment, Employee's Base Salary shall be increased (but not decreased) annually by an amount equal to the increase in the cost of living for the immediately preceding twelve calendar months as reported in the "Consumer Price Index, New York and Northeastern New Jersey, All Items" published by the U.S. Department of Labor, Bureau of Labor Statistics (or if such index is no longer published, a successor or comparable index which is published) ("COLA"). Such amount shall be calculated and paid to Employee in a single sum on or before the third month following the applicable twelve month period, and thereafter his Base Salary shall be deemed to include the amount of any such increase. The first calculation shall be made on or before the third month of the second year of the employment term. If the Employee's employment shall terminate during any such twelve month period, the COLA increase provided in this Section 5(a)(ii) shall be prorated accordingly.

         (b) For the Fiscal years 2006/2007/2008/2009, the Employee shall be entitled to receive a bonus as and to the extent that the same may be authorized and determined by, and in the sole discretion of, the Chairman of the Board, the President of the Company and the Board of Directors.

         6. EMPLOYEE BENEFIT - EXPENSES.
            ---------------------------

         (a) During the period of employment, Employee shall be eligible to participate in the Company's stock option plans to the extent determined in the sole discretion of the Board of Directors of the Company or a committee thereof.

         (b) During the period of employment, Employee shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the perquisites customarily associated with the position of an Executive Vice President of the Company and President of Aeroflex Microelectronic Solutions, and he shall be entitled to regular vacations during each calendar year of not less than three weeks in the aggregate.

         (c) It is contemplated that, during the period of employment, Employee may be required to incur out-of-pocket expenses in connection with the performance of his services hereunder, including expenses incurred for travel and business entertainment. Accordingly, the Company shall pay, or reimburse Employee, for all reasonable out-of-pocket expenses in accordance with the usual procedures of the Company. Notwithstanding the foregoing, in recognition that Employee will be required during the term of this Agreement to do a considerable amount of local driving in connection with his services hereunder, the Company shall provide Employee with a car allowance of $750.00 per month.

         (d) All benefits to Employee specifically provided for herein shall be in addition to, and shall not diminish, (i) such other benefits and/or compensation as may hereinafter be granted to or afforded to Employee by the Board of Directors of the Company and (ii) any rights which Employee shall have or shall acquire under any hospitalization, life insurance, pension, profit-sharing, incentive compensation or other present or future employee benefit plan or plans of the Company.

         7. NON-COMPETITION AGREEMENT; CONFIDENTIALITY.
            ------------------------------------------

         (a) Employee agrees that during the term of this Agreement that he will not, directly or indirectly:

         (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, or have a financial interest in any business which is then directly competitive to the business of the Company or is then manufacturing any article or product or performing any services which is the same as any articles or products manufactured, or service performed by the Company. It is expressly understood that this provision shall not preclude Employee from owning less than five (5%) percent of any publicly traded corporation (as such term is hereinafter defined) even though such company is engaged in a similar business of, or competes with, the Company, so long as such involvement with the issuer of any such securities is solely that of a passive investor. A publicly traded corporation shall be any corporation with at least 250 shareholders and with more than one million shares of stock issued and outstanding.

         (ii) for his account or for the account of any other person or entity interfere with the Company's relationship with any of its suppliers, customers, representatives or agents; or

         (iii) employ or otherwise engage, or solicit, entice or induce on behalf of himself or any other person or entity, the services, retention or employment of any person who has been an employee, sales representative, consultant to or agent of the Company within one year of the date of such offer or solicitation.

         The parties hereto acknowledge that this covenant not to compete is intended to conform with the laws of the State of New York. Any court of competent jurisdiction is hereby authorized to expand or contract the restrictions of this covenant not to compete in order to conform with the laws of New York so that it shall bind the parties hereto.

         (b) In the course of Employee's employment by the Company, Employee will have access to an possession of valuable and important confidential or proprietary data or information of the Company and its operations. Employee will not during Employee's employment by the Company or at any time thereafter divulge or communicate to any person nor shall Employee direct any Company employee, representative or agent to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or for the benefit of any other person or entity, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not market or otherwise identified as "confidential" or "secret". Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

         (c) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

         (d) All written materials, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

         (e) The provisions of this Section 8 shall survive the termination of this Employment Agreement.

         (f) With respect to the covenants contained in Section 8 of this Agreement, Employee agrees that any remedy at law for any breach or threatened or attempted breach of such covenant may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security.

         8. TERMINATION.
            -----------

         (a) Death or Disability. The Employee's employment shall terminate
             -------------------
automatically upon the Employee's death during the Employment Period. If a Disability (as defined below) of the Employee has occurred during the Employment Period, the Company may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"); provided, that within
                                                          --------
the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the Employee's inability to perform his duties and obligations hereunder for a period of 90 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers.

         (b) Cause. The Company may terminate the Employee's employment during
             -----
the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

         (i) Activities of Employee which result in injury to the Company and its business reputation;

         (ii) Infidelity or dishonesty of Employee in his dealings with or on behalf of the Company;

         (iii) The incurring of obligations by Employee on behalf of the Company not in the ordinary course of business which have not been authorized by the Company;

         (iv) The disclosure to any competitor or potential competitor of any trade secret or confidential business information of the Company;

         (v) The failure or refusal of Employee to perform the Employee functions required hereunder as may be required by the Chairman of the Board, the President or the Board of Directors of the Company;

         (vi) Conviction of a felony; and

         (vii) the knowing failure of the Executive to perform or otherwise comply with his obligations under the Company's Ethical Code of Conduct, dated December 12, 2001, or such Ethical Code of Conduct as may hereafter be in effect (provided that any changes thereto after the date hereof are not inconsistent with the terms of this Agreement).

         In the event that Employee is terminated other than for "Cause" as set forth above, Employee's base salary shall be paid to him as provided hereunder for the remainder of the term of this Agreement. If the Company terminates Employee's employment hereunder for "Cause," Employee shall not be entitled to receive any further compensation hereunder other than any salary which is accrued and unpaid through the date of such termination plus all unreimbursed expenses and any other accrued but unpaid compensation.

         (c) Termination for Good Reason by the Employee. The Employee may
             -------------------------------------------
terminate this Agreement for Good Reason and such termination shall constitute a termination without Cause by the Company. "Good Reason" shall mean the occurrence of a breach by the Company of any of its material obligations to the Employee, which breach is not cured within ten (10) business days of the receipt by the Company of written notice thereof from the Employee.

         (d) Notice of Termination. Any termination (i) by the Company, whether
             ---------------------
for Cause or without Cause, or (ii) the Employee, whether or not for Good Reason, shall be communicated by Notice of Termination (as defined below) to the other party hereto given in accordance with

Section 13. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Employee's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company for asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

         9. TRADE NAME. Employee acknowledges that the name "AEROFLEX" is the
            ----------
exclusive property for the Company, and Employee further agrees that he will never use such names, or any variation thereof, and use his best efforts to prevent any person or any family members to use such names, or authorize the use of such names as or in the name of any corporation, partnership, firm or venture which manufacturers any article, product, special process or service manufactured or performed by the Company, or as in the name of any such articles or product.

         10, PATENTS AND TRADEMARKS. Employee will at all times promptly
             ----------------------
disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be "work-for-hire" and shall be the sole property of the Company. To the extent any such Intellectual Property does not constitute a "work-for-hire" under U.S. law, Employee hereby assigns to Company all right, title and interest in such Intellectual Property. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to effectuate such assignment and otherwise to transfer to and perfect in the Company all rights in such Intellectual Property.

         11. CONTRACTS. Employee shall not, enter into any contract on behalf of
             ---------
the Company other than those in the ordinary course of business of the Company unless approved in writing by the Board of Directors of the Company.

         12. CHANGE OF CONTROL. No benefits shall be payable hereunder unless
             -----------------
there shall have been a Change in Control, as set forth below, and the Employee's employment by the Company shall thereafter have been terminated in accordance with Section 8 hereof.

               (a) Definition. For purposes of this Agreement, a "Change in
                   ----------
          Control" shall mean the occurrence of any of the following events after the date of this Agreement:

                    (i) the acquisition, directly or indirectly, by a "person"
               (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
               Act) of more than 35% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by or from the Company or any corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interest in such entity (a "Subsidiary,") or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (B) any acquisition by an individual who as of the effective date of the Plan is a member of the Board, (C) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (D) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the stock and Voting Securities; or

                    (ii) the following individuals cease for any reason to
               constitute a majority of the Board: individuals who, as of the date of the this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the stockholders of the Company was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (iii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to an entity, at least 65% of the Voting Securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

                    (iv) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business
               Combination: (A) more than 65% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such

               Corporation Voting Securities were converted pursuant to such Business Combination), and (B) such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination; or

                    (v) the consummation of a plan of complete liquidation or
               substantial dissolution of the Company, other than a liquidation or substantial dissolution, which would result in the Voting Securities of the entity after such liquidation or dissolution, if any, continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such liquidation or dissolution, and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the such liquidation or dissolution; or

                    (vi) the sale, transfer, assignment, distribution or other disposition by the Company and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and the Subsidiaries of the Company, as applicable, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its Subsidiaries) of the business conducted by the Company and/or its Subsidiaries prior to such transaction.

               (b) Termination. If any of the events described in Section 12(a)
                   -----------
          hereof constituting a Change in Control of the Company shall have occurred, the Employee, if terminated during the twenty four (24) months following such Change in Control, shall be entitled to the benefits provided in Section 12(c) hereof, unless such termination is due to the Employee's death or Disability, is by the Company for Cause, or is by the Employee for other than Good Reason. In the event that, upon the occurrence of a Change in Control, the Employee is eligible for retirement in accordance with the terms and conditions of any applicable corporate retirement plan or program in effect immediately preceding such Change in Control, the Employee's eligibility for immediate retirement benefits, and any request therefor, shall not preclude the Employee's receipt of severance benefits under Section 12(c) hereof as a result of a termination by the Company without Cause.

               (c) Severance Benefits on Termination. If, after any Change in
                   ---------------------------------
          Control (as defined herein) shall have occurred, the Employee's employment shall be terminated during the twenty-four (24) months following the date of such Change in Control by the Company other than for death, Disability or Cause, or by the Employee for Good Reason, the Employee shall be entitled to certain severance benefits (hereinafter "the Severance Benefits") as provided below:

                    (i) The Company shall pay the Employee's full base salary
               through the date of termination at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control. The Company shall also pay the Employee the amount, if any, of any unpaid earned annual bonus for the preceding fiscal year, as well as a pro rata portion of the higher of (i) the earned annual bonus for the preceding fiscal year or (ii) the target or projected annual bonus for the fiscal year in which the termination of employment occurs. In addition, the Company shall continue in full force and effect through the date of termination the Employee's participation in all stock ownership, stock purchase or stock option plans, all health and welfare benefit plans, and all insurance and disability plans as may be in effect at the date of the Change in Control.

                    (ii) Subject to Sections 12(c)(iv) and 12(c)(v) hereof, the
               Company shall pay as Severance Benefits to the Employee on or before the fifth (5th) day following the date of termination of employment, a lump sum payment ("the lump sum payment") equal to two and fifty one hundredths (2.50) times the sum of (A) the Employee's base salary at the rate which is the higher of the
               (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control and (B) the average of the annual bonuses received by the Employee for each of the last three fiscal years of the Company. Such lump sum payment shall be subject to all applicable Federal, state and local income and FICA taxes including all required withholding amounts.

                    (iii) For the continued benefit of the Employee and the
               Employee's eligible dependents, the Company shall maintain in full force and effect until the earlier of (A) December 31 of the second calendar year following the calendar year of termination or (B) the Employee's commencement of full-time employment with a new employer, at the same cost as is paid by similarly-situated continuing employees all medical and health plans and programs for which the Employee was eligible immediately prior to the date of termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs, and subject further to such periodic changes in such plans and programs as are generally applicable to all participants in such plans and programs. The Employee will be responsible for any income tax liability arising out of any continued participation in such health and medical plans and programs, and notwithstanding the provision of this Section 12(c)(iii), no additional employment service credits shall be given for the period of such continued participation.

                    (iv) The Severance Benefits to be provided to the Employee hereunder and all other payments or benefits which are "parachute payments" (as defined in Section 280(G)(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code") payable to the Employee under other arrangements or agreements (the "Total Payments") shall be adjusted as set forth in this Section 12(c)(iv). If the Total Payments as a result of any Change in Control would (in the aggregate) result in an amount not being deductible under Code Section 280G or an excise tax under Section 4999, the Total Payments shall be reduced to the extent necessary so that the deductibility of the full amount of such reduced Total Payments is not limited by Code Section 280G or such Total Payment is not subject to an excise tax under Section 4999.

                    (v) Notwithstanding anything herein to the contrary, if any payments due under this Agreement would subject Employee to any tax imposed under Section 409A of the Code if such payments were made at the time otherwise provided herein, then the payments that cause such taxation shall be payable in a single lump sum on the first day which is at least six months after the date of the Employee's "separation of service" as set forth in Code Section 409A and the regulations issued thereunder."


         13. NOTICES. Any notice to be given to the Company hereunder shall be
             -------
deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to its offices c/o: Kramer, Coleman, Wactlar & Lieberman, P.C., or its successor at 100 Jericho Quadrangle, Suite 225, Jericho, NY 11753, or such other address as to the Company may hereafter designate. Any notice to be given to Employee hereunder shall be delivered or mailed by certified mail or registered mail to him at the address set forth on Page 1 hereof, or such other address as he may hereafter designate.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and
             ----------------------
inure to the benefit of the successors and assigns of the Company. Reference herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

         15. AMENDMENTS. This Agreement may not be altered, modified, amended or
             ----------
terminated except by a written instrument signed by each of the parties hereto.

         16. APPLICABLE LAW. This Agreement shall be governed by, construed, and
             --------------
enforced in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       AEROFLEX INCORPORATED


                                       By: /s/Leonard Borow
                                          ---------------------------
                                          Leonard Borow, President

                                           /s/John Buyko
                                       -------------------------------
                                          Employee



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